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Chittenden Corporation
Consolidated Statements of Income (Unaudited)

                                                               For the Quarter
                                                             Ended September 30,
                                                              1994      1993
                                                           --------------------
                                                               (In Thousands,
                                                              Except Share Data)


Interest Income:
  Loans                                                      $18,321    $17,638
  Investment Securities:
    Mortgage-Backed                                              605        326
    Taxable                                                    2,102      1,409
    Tax-Favored Debt                                             511        428
    Tax-Favored Equity                                            24         (1)
  Short-Term Investments                                         288         68
                                                             --------  --------
Total Interest Income                                         21,851     19,868
                                                             --------  --------
Interest Expense:
  Deposits:
    Savings                                                    3,931      2,926
    Time:
      Certificates of Deposit $100,000 and Over                  550        603
      Other Time Deposits                                      3,002      3,139
                                                             --------  --------
  Total Interest on Deposits                                   7,483      6,668

  Short-Term Borrowings                                          415        485
                                                             --------  --------
Total Interest Expense                                         7,898      7,153
                                                             --------  --------
Net Interest Income                                           13,953     12,715
Provision for Possible Loan Losses                             1,000      1,650
                                                             --------  --------
Net Interest Income after Provision for
      Possible Loan Losses                                    12,953     11,065
                                                             --------  --------
Noninterest Income:
  Trust Department Income                                        990        976
  Service Charges on Deposit Accounts                          1,131      1,101
  Gains (Losses) on Investment Securities                       (200)       146
  Mortgage Servicing Income                                      520        173
  Gains on Sales of Mortgage Loans                               184      1,713
  Credit Card Income                                           2,160      1,575
  Other                                                          855        836
                                                             --------  --------
Total Noninterest Income                                       5,640      6,520
                                                             --------  --------
Noninterest Expense:
  Salaries                                                     4,321      4,460
  Employee Benefits                                            1,528      1,356
  Net Occupancy Expense                                        1,368      1,430
  FDIC Deposit Insurance                                         572        617
  (Gains) Losses On and Write-Downs of Other Real Estate
    Owned                                                         39        350
  Credit Card Expense                                          1,437      1,033
  Other                                                        3,274      4,005
                                                             --------  --------
Total Noninterest Expense                                     12,539     13,251
                                                             --------  --------
Income Before Income Taxes and Cumulative Effect of Change
 in Accounting Principle                                       6,054      4,334
Provision for Income Taxes                                     2,031      1,471
                                                             --------  --------
Income Before Cumulative Effect of Change in Accounting
  Principle                                                    4,023      2,863
                                                             --------  --------
Cumulative Effect of Change in Accounting Principle                -          -
                                                             --------  --------
Net Income                                                    $4,023     $2,863
                                                             ========  ========
Earnings Per Share:


 Before Cumulative Effect of Change in Accounting Principle    $0.63      $0.46
 Cumulative Effect of Change in Accounting Principle               -          -
                                                            --------   --------
      Fully Diluted                                            $0.63      $0.46
                                                            ========   ========

      Primary                                                  $0.63          -

  Dividends Declared                                           $0.13      $0.05
  Book Value                                                  $16.53     $15.25

Weighted Average Common Shares Outstanding                 6,371,709  6,209,691




                                                            For the Nine Months
                                                             Ended September 30,
                                                              1994      1993
                                                           ---------------------


Interest Income:
  Loans                                                      $51,616    $52,681
  Investment Securities:
    Mortgage-Backed                                            1,815      1,677
    Taxable                                                    6,341      4,082
    Tax-Favored Debt                                           1,024        976
    Tax-Favored Equity                                           417        204
  Short-Term Investments                                         588        161
                                                             --------  --------
Total Interest Income                                         61,801     59,781
                                                             --------  --------
Interest Expense:
  Deposits:
    Savings                                                   10,097      9,141
    Time:
      Certificates of Deposit $100,000 and Over                1,746      1,796
      Other Time Deposits                                      8,804     10,143
                                                             --------  --------
  Total Interest on Deposits                                  20,647     21,080

  Short-Term Borrowings                                        1,380      1,366
                                                             --------  --------
Total Interest Expense                                        22,027     22,446
                                                             --------  --------
Net Interest Income                                           39,774     37,335
Provision for Possible Loan Losses                             3,400      4,950
                                                             --------  --------
Net Interest Income after Provision for
      Possible Loan Losses                                    36,374     32,385
                                                             --------  --------
Noninterest Income:
  Trust Department Income                                      3,039      2,959
  Service Charges on Deposit Accounts                          3,475      3,344
  Gains (Losses) on Investment Securities                       (324)       130
  Mortgage Servicing Income                                    1,528        748
  Gains on Sales of Mortgage Loans                               918      4,713
  Credit Card Income                                           5,715      3,890
  Other                                                        2,684      2,450
                                                             --------  --------
Total Noninterest Income                                      17,035     18,234
                                                             --------  --------
Noninterest Expense:
  Salaries                                                    12,842     12,943
  Employee Benefits                                            4,516      4,071
  Net Occupancy Expense                                        4,161      4,406
  FDIC Deposit Insurance                                       1,753      1,958
  (Gains) Losses On and Write-Downs of Other Real Estate
    Owned                                                        (87)     1,225
  Credit Card Expense                                          3,817      2,651
  Other                                                        9,541     11,387
                                                             --------  --------
Total Noninterest Expense                                     36,543     38,641
                                                             --------  --------
Income Before Income Taxes and Cumulative
  Effect of Change  in Accounting Principle                   16,866     11,978
Provision for Income Taxes                                     5,615      3,716
                                                             --------  --------
Income Before Cumulative Effect of Change in Accounting
  Principle                                                   11,251      8,262
                                                             --------  --------
Cumulative Effect of Change in Accounting Principle                -       (575)
                                                             --------  --------
Net Income                                                   $11,251     $7,687
                                                             ========  ========
Earnings Per Share:


 Before Cumulative Effect of Change in Accounting Principle    $1.77      $1.33
 Cumulative Effect of Change in Accounting Principle               -     $(0.09)
                                                            --------   --------
      Fully Diluted                                            $1.77      $1.24
                                                            ========   ========

      Primary                                                  $1.77          -

  Dividends Declared                                           $0.33      $0.15
  Book Value                                                  $16.53     $15.25

Weighted Average Common Shares Outstanding                 6,366,107  6,204,983

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